EXHIBIT 10.73

PROMISSORY NOTE

$1,100,000.00	March 31, 2006

FOR VALUE RECEIVED, the undersigned, Earth Biofuels, Inc., a Delaware corporation (“Maker”), hereby promises to pay to the order of Southern Biofuels, LLC, a Mississippi limited liability company (“Payee”), the principal sum of One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00), together with interest thereon as provided for below.

The principal of this Promissory Note (this “Note”) shall be due and payable June 29, 2006.

The unpaid principal balance of this Note shall bear interest from the date hereof until paid in full at the rate of 7.25% per annum.

Principal and all accrued interest are payable at P.O. Box 54461, Jackson, Mississippi 39288, or at such other address as the Payee of this Note may from time to time designate in writing.

In the event that Maker fails to pay any principal of or interest on this Note when due:

(1)           Maker shall convey to Payee a percentage ownership interest (the “Interest”) in the Plant (as defined below) that is equal to the product of (a) twenty-five percent (25%) multiplied (b) a fraction, the numerator of which is the amount that Maker has failed to pay when due, and the denominator of which is $1,100,000.

(2)           Notwithstanding its minority ownership interest in the Plant, Payee shall have exclusive control of the Plant and its operations.  Payee also shall be given full access to the Plant and the Plant site, free of any rent obligations.  Payee further shall be given possession of all permits and approvals for the operation of the Plant.  Maker shall use its continuing and best efforts to make the Plant, or cause the Plant to be made, Operational (as defined below), if it is not then already Operational.

(3)           Once Maker has made the necessary payments of principal and/or interest, Payee shall convey the Interest back to Maker, and the rights and obligations of Maker and Payee under paragraph (2) shall cease.

For purposes of this Note, (w) “Plant” means that certain biodiesel refinery owned by Maker and located in Durant, Oklahoma, which was previously owned by Payee; (x) “Operational” means that the Plant is processing biodiesel from materials in operational conditions agreed upon by Maker and Payee to the specifications of ASTM D6751 at the Required Rate; (y) “Required Rate” means processing 6,300 to 7,700 gallons of biodiesel per day as per conditions stated in the Letter of Intent; and (z) “Letter of Intent” means that certain letter agreement, dated as of February 13, 2006, between Maker and Payee.

The Payee shall not, by any act (except by a written instrument executed and delivered in accordance with this paragraph), delay, indulgence, omission or otherwise be deemed to have waived any right, remedy or other power hereunder or to have acquiesced in any default hereunder.  No waiver, amendment, supplement or other modification of any of the terms or provisions of this Note shall be effective unless set forth in a writing executed and delivered by the party sought to be charged.

Maker waives presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any collateral.

The undersigned agrees to pay upon demand all of Payee’s costs and expenses, including Payee’s attorneys’ fees and Payee’s legal expenses, incurred in connection with the collection of this Note. If there is a lawsuit, Guarantor agrees upon Payee’s request to submit to the jurisdiction of the courts of Rankin County, State of Mississippi.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSISSIPPI, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date set forth above.

EARTH BIOFUELS, INC.

By:	/s/ DENNIS MCLAUGHLIN
Name:	Dennis McLaughlin
Title:	CEO